Exhibit 23.1


INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Altair International, Inc. on Form S-3 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Altair International, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/DELOITTE & TOUCHE LLP
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   DELOITTE & TOUCHE LLP
   Salt Lake City, Utah
   May 29, 2002